Exhibit 2.1



                   FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

                  FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT, dated as of March 18, 2002 (this "First Amendment"), among MedicaLogic/Medscape, Inc., an Oregon corporation ("Parent"), MedicaLogic Enterprises, Inc., a Delaware corporation ("MedicaLogic Enterprises"), MSCP Holdings, Inc., a Delaware corporation ("MSCP Holdings"), MedicaLogic of Texas, Inc., a Delaware corporation ("MedicaLogic Texas"), and MedicaLogic Pennsylvania, LLC, a Delaware limited liability company ("MedicaLogic Pennsylvania" and, together with Parent, MedicaLogic Enterprises, MSCP Holdings and MedicaLogic Texas, "Seller"), and GE Medical Systems Information Technologies, Inc., a Wisconsin corporation ("Buyer").

                                               W I T N E S S E T H:

                  WHEREAS, Buyer and Seller have entered into the Asset Purchase Agreement, dated as of January 24, 2002 (the "Asset Purchase Agreement"), providing for the sale of substantially all of the assets of the Business (as defined in the Asset Purchase Agreement) upon the terms and subject to the conditions contained therein;

                  WHEREAS, Buyer and Seller have entered into the Consent To Exclude Certain Leases dated March 14, 2002; and

                  WHEREAS, Buyer and Seller desire to amend the Asset Purchase Agreement in certain respects in accordance with Section 12.7 thereof.

                  NOW, THEREFORE, in consideration of the premises and of the agreements herein contained, the parties hereto agree as follows:

     1. Section 1.1 of the Asset Purchase Agreement is hereby amended to revise the definition of "Transition Services Agreement" to add the following phrase to the end of such definition:

     "; provided that pursuant to such agreement Buyer shall provide Seller up to 80 employee hours of services without charge (except for Buyer's reasonable out-of-pocket expenses, which shall be reimbursed by Seller) and, thereafter, Buyer shall charge Seller Buyer's hourly, fully loaded employee compensation charge (plus reasonable out-of-pocket expenses) for such services."

     2. Section 2.1 of the Asset Purchase Agreement is hereby amended to add the following immediately after clause (o) thereof:

     "(p) the Employee promissory notes in favor of Seller or any of its Affiliates from any Employee set forth on Schedule 2.1(p)."

     3.  Section  2.2(g) is hereby  amended to read as  follows:

     "any Employee promissory notes in favor of Seller or any of its Affiliates from any Employee, other than such notes set forth on Schedule 2.1(p);"

     4. Section 3.1(a) of the Asset Purchase Agreement is hereby deleted in its entirety and replaced with the following:

     "The purchase price (the "Purchase Price") for the purchase, sale, assignment and conveyance of Seller's right, title and interest in and to the Purchased Assets and the assumption by Buyer of the Assumed Liabilities shall be $35,250,000, and shall consist of: (i) the cash payment to Seller at Closing in the amount of $33,250,000 (minus the increase in Trade Payables resulting solely from any funds advanced by Buyer to pay cure amounts pursuant to the third sentence of Section 2.5 (the "Preliminary Payment")), (ii) the deposit by Buyer at Closing of $2,000,000 in cash (the "Escrow Fund") with the Escrow Agent to be held and disbursed by the Escrow Agent in accordance with Sections 3.1(b) and
3.2 and the Escrow Agreement, and (iii) the assumption by Buyer of the Assumed Liabilities; provided, however, that the Purchase Price shall be subject to adjustment pursuant to Section 3.2."

     5. Section 4.1 of the Asset Purchase Agreement shall be amended to read as follows:

     "The Closing shall be consummated at 10:00 A.M., local time, on March 25, 2002, or the soonest date thereafter that all the conditions set forth in
Article IX and Article X have been satisfied or are capable of being satisfied, or such later date as may be agreed upon by Buyer and Seller. The Closing shall be at the offices of Gibson, Dunn & Crutcher, LLP, 200 Park Avenue, New York, NY 10166, or at such other place or at such other time as shall be agreed upon by Buyer and Seller. The time and date on which the Closing is actually held are sometimes referred to herein as the "Closing Date."

     6. The Asset  Purchase  Agreement  shall be  amended  to add the  following
Section 8.9:

     "Section 8.9 Post-Closing Matters. After Closing, Seller shall use its commercially reasonable efforts to (i) obtain all required consents, in form and substance reasonably satisfactory to Buyer, to the transactions contemplated hereby from the other parties to all Seller Agreements (and which consents are specified as being required in Section 5.3 of the Disclosure Schedule) and to the extent necessary to validly assign to Buyer the Governmental Permits, Intellectual Property and Software set forth in Schedules 2.1(h), 2.1(i) and 2.1(k), respectively, that have not been obtained as contemplated by Section 9.6 on or prior to the Closing Date, (ii) assist Buyer in amending the contracts set forth in Schedule 7.6 to the satisfaction of Buyer (other than the Contract with Glaxo-Smith-Kline, which shall not be so amended) and (iii) enter into or assist Buyer in entering into the Portal Agreement should Buyer deem it necessary."

     7. The first and second sentences of Section 7.6 of the Asset Purchase Agreement shall be deleted.

     8. Section 9.6 of the Asset Purchase Agreement shall be amended to add the following phrase to the end of such Section:

     ", except, in all cases, with respect to all those Contracts that in the aggregate do not in Buyer's good faith judgment affect in any material respect Buyer's conduct of the Business or the value of Buyer's investment in the Business."

     9. Section 9.8 of the Asset Purchase Agreement shall be amended to add the following phrase to the end of such Section:

     ", other than the Portal  Agreement."

     10. Section 9.9 of the Asset Purchase Agreement shall be deleted in its entirety.

     11. Section 9.10 of the Asset Purchase Agreement shall be deleted in its entirety.

     12. The Disclosure Schedules to the Asset Purchase Agreement shall be revised as follows:

     a. Schedule 2.1(p) shall be added to the Disclosure Schedules and shall list the following names: Chad Aicklen, Mike Cohen, Malcolm Costello, John
Geller, Mitchell Jackson, Rhetan Kwan, Mark Leavitt, David Moffenbeier and Patrick Wolfram.

     b. Schedule 2.1(e) is hereby amended to add as "Seller Agreements" the Contracts listed on Annex A.

     c. Schedule 2.1(k) is hereby amended to delete the Contract listed as Item A.48.

     d. Section 5.3(b)(i) of the Disclosure Schedule is hereby amended to delete the Contract listed as Item 12.

     e. Section 5.10 of the Disclosure Schedule is hereby deleted and replaced by the revised Section 5.10 of the Disclosure Schedule attached hereto on Annex B.

     13. Capitalized terms not defined herein shall have the respective meanings provided in the Asset Purchase Agreement. The Asset Purchase Agreement, as amended by this First Amendment, shall remain in full force and effect in accordance with its terms. This First Amendment may be executed in two or more counterparts.

     14. To the extent of any inconsistencies between this First Amendment and the Asset Purchase Agreement, this First Amendment shall govern.

                  IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                      Medicalogic/Medscape, Inc.


                      By _______________________________________
                          Name:
                          Title:

                      MedicaLogic Enterprises, Inc.


                       By _______________________________________
                          Name:
                          Title:

                       MSCP HOLDINGS, INC.


                       By _______________________________________
                          Name:
                          Title:

                       MedicaLogic OF TEXAS, INC.


                       By _______________________________________
                          Name:
                          Title:

                        MedicaLogic PENNSYLVANIA, LLC


                        By _______________________________________
                            Name:
                            Title:

                        GE MEDICAL SYSTEMS INFORMATION TECHNOLOGIES, INC.


                        By _______________________________________
                            Name:
                            Title: